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                                                                    EXHIBIT 10.3


                                             EMPLOYMENT AGREEMENT (the
                                    "Agreement"), dated as of November 8, 1999, by and between Thomas Finkbiner (the "Executive") and QUALITY DISTRIBUTION, INC., a Florida corporation (the "Company").

                  WHEREAS, the Company desires to have the benefit of the Executive's knowledge and experience for the benefit of the Company and its subsidiaries; and

                  WHEREAS, the Executive desires to be employed pursuant to the terms and conditions hereinafter set forth.

                  NOW, THEREFORE, in consideration of the covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Executive hereby agree as follows:

         SECTION 1. EMPLOYMENT.

                  The Company hereby employs the Executive, and the Executive hereby accepts employment by the Company, upon the terms and conditions hereinafter set forth. The Executive's employment hereunder shall commence, and shall be effective as of the date hereof, (the "Effective Date").

         SECTION 2. TERM.

                  Subject to the provisions for earlier termination as herein provided, the employment of the Executive hereunder will be for the period commencing on the Effective Date and ending on the second anniversary of such date. On the first anniversary of the Effective Date, and on each anniversary thereafter, the term of this Agreement shall automatically be extended by an additional one year unless, no later than 90 days prior to any such renewal date, either the Company or the Executive gives written notice to the other that the term will not be extended, in which case the Executive's employment hereunder shall terminate upon the expiration of the then-current term. The period of the Executive's employment under this Agreement, as it may be terminated or extended from time to time as provided herein, is referred to hereafter as the "Employment Period".

         SECTION 3. DUTIES AND RESPONSIBILITIES.

                  During the Employment Period, the Executive shall serve as Chief Executive Officer of the Company. The Executive will faithfully perform the duties and responsibilities of such office, as they may be assigned from time to time by the Board of Directors of the Company (the "Board") or the Board's designee. The Executive shall devote full-time attention and energy during all business hours during the Employment Period at the Company's Tampa offices or engaged in business related travel (except for permitted vacation periods taken in accordance with the Company's policy and reasonable periods of illness or other incapacity) to the business and affairs of the Company, and at all times the Executive shall use his best efforts to serve and advance the business of the Company. During the Employment Period, the Executive shall not engaged in any business activity which, in the reasonable judgment of the
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Board or its designee, conflicts with the duties of the Executive hereunder, whether or not such activity is pursued for gain, profit or other pecuniary advantage; provided, however, to the extent not in conflict with this Section 3, the Executive shall not be prohibited from engaging in passive business activities permitted under Section 8(a)(i) hereof.

         SECTION 4. COMPENSATION AND BENEFITS.

                  (a) Base Salary.. During the Employment Period, The Company shall pay to the Executive an annual base salary of $260,000, payable in accordance with the Company's general payroll practices and subject to withholding and other payroll taxes. The Executive's base salary shall be reviewed annually by the Board (excluding the Executive if he should be a member of the Board at the time of such determination) and shall be subject to increase at the option and sole discretion of the Board.

                  (b)      Bonus.

                           (i) Upon the Effective Date the Company shall pay to the Executive a bonus of $75,000 subject to ordinary withholding and other payroll taxes;

                           (ii) During the Employment Period the Executive shall be eligible to receive, at the sole discretion of the Board, an annual cash bonus based on predetermined performance standards established pursuant to the Company's Goal-Oriented Compensation Achievement Plan on the date hereof, or such other annual bonus plan to be agreed upon by the Executive and the Board. The Executive shall have a target bonus of 50% of his base salary under such plan. In addition, the Company will reserve an additional bonus amount equal to 25% of base salary, payable in whole or in part based on guidelines established and evaluated by the Board or its designee (in consultation with management), relating to extraordinary performance by the Company and Executive.

                  (c) Benefits. In addition to the salary and cash bonus referred to above, the Executive shall be entitled during the Employment Period to participate in such employee benefit plans or programs of the Company, and shall be entitled to such other fringe benefits, as are from time to time made available by the Company generally to employees of the Executive's position, tenure, salary, and other qualifications, on terms and conditions at least as favorable as those provided to such similarly situated employees. The Executive acknowledges and agrees that the Company does not guarantee the adoption of any particular employee benefit plan or program or other fringe benefit during the Employment Period, and participation by the Executive in any such plan or program shall be subject to the rules and regulations applicable thereto.

                  (d) Options to Purchase Common Stock. Upon the Effective Date, the Executive shall be granted options to purchase 25,000 shares of the Company's common stock at a price of $40 per share, which options shall be subject to the terms and provisions set forth in Attachment A hereto. In addition, the Executive shall be eligible for such other awards, if any, under the Company's stock option plan in effect as of the date hereof or any other stock option or other equity-based incentive plan as shall be granted to the Executive from time to time by the Board or its desingee, in its sole discretion. All options granted pursuant to this Section 4(d) shall be referred to hereinafter as the "Executive Options."


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                  (e)      Expenses. The Company will reimburse the Executive,
in accordance with the practices in effect from time to time for other officers or staff personnel of the Company, for all reasonable and necessary business expenses incurred by the Executive for or on behalf of the Company in the performance of the Executive's duties hereunder, upon presentation by the Executive to the Company of appropriate vouchers or documentation.

                  (f) Relocation. The Executive shall relocate to Florida in connection with this Agreement, the Company agrees to reimburse the Executive for reasonable moving expenses incurred by him in connection with such relocation (including payment of reasonable, documented real estate brokerage fees paid by the Executive in connection with the sale of the home in which the Executive resides immediately prior to such relocation.)

         SECTION 5. TERMINATION.

                  The Company reserves the right to terminate the Executive's employment hereunder at any time with or without "Cause" (as defined herein), subject to the provisions of Section 6 hereof. In addition, the Executive's employment hereunder may be terminated by the Company under the following circumstances:

                  (a) Death. The Employment Period shall terminate upon the death of the Executive.

                  (b) Disability. If, as a result of the Executive's incapacity due to physical or mental illness, the Executive shall have been unable to satisfactorily perform all of his duties hereunder for 90 days (whether or not consecutive) during any 365 day period, and within 30 days after written notice of termination is given (which may occur before or after the end of such absence period) shall not have returned to the performance of the duties set forth hereunder on a full-time basis, the Company may terminate the Executive's employment hereunder on the basis of disability.

                  (c) For Cause. The Company may terminate the Executive's employment hereunder for Cause. For purposes of this Agreement, the Company shall have "Cause" to terminate the Executive's employment hereunder if such termination shall be the result of:

                           (i)      the failure by the Executive to
                                    satisfactorily perform his duties hereunder
         which shall be deemed to include, without limitation, habitual absenteeism or dereliction of duty;

                           (ii) disobeying in a material respect any legally appropriate directives of the Board that are specific in nature;

                           (iii) a material breach of the Executive's fiduciary duty to the Company, willful misconduct or material dishonesty fraud, or theft;

                           (iv) the material breach of any of the covenants set forth in Section 8 hereof; or


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                           (v)      a conviction for, or plea of guilty or nolo
         contendere to any crime involving moral turpitude any felony.

Any termination of the Executive's employment for Cause by the Company shall be communicated by a written notice of termination, indicating the specific termination provision in the Agreement relied upon and setting forth the facts that provide the basis for the Executive's termination. Such notice must be given at least thirty days prior to termination, and the Executive shall have the opportunity during such notification period to cure or correct any failure or breach upon which the Executive's termination is based.

                  (d) Good Reason. The Executive may terminate his employment hereunder for "Good Reason." For purposes of this Agreement, the Executive shall have "Good Reason" to terminate his employment if such termination shall be the result of

                           (i) a material diminution caused by the Company in the Executive's duties and responsibilities as contemplated by
         Section 3 hereof;

                           (ii) a material breach by the Company of its compensation and benefit obligations under Section 4 hereof;

                           (iii) a relocation of the Executive required by the Company of more than 50 miles from the current location of the Company's Tampa Offices; or

                           (iv) a Change of Change of the Company that occurs within 24 months after the Effective Time; for this purpose, Change in Control shall mean any "Person" or "Group," within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, other than an "Affiliate", as defined in the Securities Act of 1933, of Apollo Management, L.P. that acquires (A) all or substantially all of the assets of the Company, (B) the Company in a merger where the Company is not the surviving entity, or (C) shares of the Company's capital stock sufficient to elect a majority of the Board, upon a complete dissolution of the Company; provided, however, that no such Change of Control shall be deemed to occur if such Person or Group is a company that has publicly traded securities in its capital structure, and no other "Person" or "Group" owns more of the voting power with respect to the election of directors than the Apollo Management, L.P. and its Affiliates. -

Any termination of the Executive's employment for Good Reason by the Executive shall be communicated by a written notice of termination, indicating the specific termination provision in the Agreement relied upon and setting forth the facts that provide the basis for the Executive's termination. Such notice must be given at least thirty days prior to termination, and the Company shall have the opportunity during such notification period to cure or correct any failure or breach upon which the Executive's termination is based.

         SECTION 6. COMPENSATION UPON TERMINATION.

                  (a) Death. If the Executive's employment is termination by his death, the Company shall pay to the Executive's legal representative (in accordance with Section 29 hereof) (i) any unpaid base salary through the date of death and for sixty days thereafter and (ii) a pro rata


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annual bonus (based on the death) as calculated in accordance with Section 6(f)
hereof. Except as provided in Section 6(e) hereof, the Company shall have no further obligation to the Executive hereunder.

                  (b) Disability. During any period that the Executive fails to perform his duties hereunder as a result of incapacity due to disability as described in Section 5(b) hereof, the Executive shall continue to receive his full salary at the rate then in effect for such period until his employment is terminated pursuant to Section 5(b) hereof, provided that payments so made to the Executive during the disability period shall be reduced by the sum of the amounts, if any, paid to the Executive at or prior to the time of any such payment under any disability benefit Plans of the Company or under the Social Security disability insurance program. The Executive shall also receive a pro rata annual bonus for the year of termination as calculated in accordance with Section 6 hereof.

                  (c) For Cause: Voluntary Termination. Etc. If the Executive's employment shall be terminated (i) by the Company for Cause, (ii) by the Executive other than for Good Reason or (iii) by either party by providing written notice of termination pursuant to Section 2 of this Agreement, the Company shall pay the Executive his base salary through the final date of employment and, except as provided in Section 6 hereof the Company shall have no further obligation to the Executive hereunder.

                  (d) Without Cause: Good Reason. In the event of termination of the Executive's employment hereunder by the Company without Cause (other than upon death or disability or delivery of a notice pursuant to Section 2 hereof) or by the Executive for Good Reason, the Executive shall be entitled to the following severance pay and benefits:

                           (i)      severance payments in the form of
         continuation of the Executive's base salary as in effect immediately prior to such termination over the then-remaining current term hereof (the "Severance Period"); provided, however, if a termination occurs pursuant to Section 5(d)(iv) hereof, the Severance Period shall be the period of 2 years starting on the date of such termination;

                           (ii) continuation during the Severance Period of coverage under the group medical benefits plan in which the Executive is participating at the time of termination; provided, however, that the Company's obligation to provide such coverage shall be terminated if the Executive obtains comparable substitute coverage from another employer at any time during the Severance Period; and

                           (ii) a pro rate bonus as calculated in accordance with Section 6(f) hereof.

                  (e) Sole Remedy. The Parties agree that the foregoing shall constitute the Executive's sole and exclusive rights and remedies by reason of termination pursuant to this Section 6, and that with respect to
Section 6(d) above, such amounts shall constitute an agreement between the parties of liquidated damages for the Executive by reason of any such termination. It is further understood that neither party hereto shall be entitled to punitive, consequential or special damages with respect to any claim hereunder, and each party waives all


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such rights and remedies if any, except to the extent such a waiver is determined in a court of competent jurisdiction to violate public law or policy.

                  (f) Pro Rata Bonus. If the Executive's employment is terminated under Section 5 hereof as a result of death, disability, by the Company without Cause, by the Executive for Good Reason, the Executive shall receive, a pro rata portion of the annual bonus for the year in which the termination occurs (based on the period of service prior to such termination), with such amount calculated and paid following the completion of the year based on the Company's performance applicable under the terms set forth in Section 4lbl(ii) hereof. Notwithstanding any provisions set forth herein, or any provisions set forth in the applicable bonus plan, any pro rata bonus paid pursuant to this Section 6 shall be paid at the end of the fiscal year that such termination occurs, based on the Company's performance for such fiscal year.

                  (g) Other Benefits. The benefits payable to the Executive under this Agreement are not in lieu of any benefits payable under any employee benefit plan, program or arrangement of the Company, and upon termination the Executive will receive such benefits or payments, if any, as the Executive may be entitled to receive pursuant to the terms of such plans, programs and arrangements.

         SECTION 7. COMPANY COMMON STOCK.

                  (a)      Purchase of Common Stock.

                           (i) The Executive shall purchase 20,000 shares of the Company's common stock (the "Loan Shares"), as soon as practicable following the Effective Date and the Company agrees to sell such shares at a price of $40 per share, for a total purchase price of $800,000. The Company further agrees to lend to the Executive up to 100% of the total purchase price set forth in the immediately preceding sentence, pursuant to the terms of a Limited Recourse Promissory Note (the "Note") entered into as of the date hereof, a form of which is attached hereto as Attachment B;

                           (ii)     Notwithstanding the provisions set forth in
         Section 7(a)(i)hereof, and in addition to the total amount of Loan Shares purchased pursuant to the terms set forth therein, the Executive shall, as soon as practicable following the effective date, purchase 5,000 shares of the Company's common stock (the "Cash Shares" and collectively with the Loan Shares hereinafter referred to as the "Executive Shares") at a price of $40 per share, for a total purchase price of $200,000.

         SECTION 8. RESTRICTIVE COVENANTS.

                  (a)      Covenant Not to Compete.

                           (i) During the Employment Period and (A) for a period of two years from the termination date, following the termination by the Company for Cause or by the Executive without Good Reason or (B) until the Executive ceases to receive salary or severance payments from the Company (including, without limitation, any subsidiary thereof), if the Executive is terminated by the Company without Cause or the Executive terminates his employment for Good Reason (the "Restricted Period"), the Executive


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         shall not, (i) engage in (A) any business that includes the transportation of any goods or products transported by the Company or its Affiliates as of the date hereof and the date of termination, (B) the bulk trucking business, (C) the bulk tank cleaning business, or (D) any other business in which the Company or any of its Affiliates are engaged as of the date hereof or the date of termination of the employment with the Company (collectively, the "Company Business") within the United States; (ii) compete or participate as agent, employee, consultant, advisor, representative or otherwise in any enterprise which has any material operations engaged in the Company Business within the United States; or (iii) compete or participate as a stockholder, partner, member or joint venture, or has any direct or indirect financial interest, in any enterprise which has any material operations engaged in the Company Business within the United States; (the "Company Business"), except that the Executive shall be allowed to invest his assets in the securities of public companies engaged in the Company Business if such holdings are passive investments which do not involve the Executive's holding with respect to any such entity the position of officer, director, employee, consultant or general partner, or owning directly or indirectly two percent (2%) or more of the stock, whether voting or not, of any such entity, and which do not involve the Executive becoming a secured or unsecured creditor of any such entity;

                  (ii) At its sole option, the Company may extend by a period of up to one year the Restricted Period applicable under Sections 8(a)(i) and (iii) hereof by providing to the Executive the severance payments and benefits referred to in Section 6(d)(i)-(ii) and paying such bonus as would have been paid to the Executive for such extended period pursuant to Section 4(b) had the Executive been employed during such extended period, based on the Company's performance hereof for the duration of any such extended period. The Company shall notify the Executive if it wishes to exercise this option not later than 135 days prior to the expiration of the then-current Restricted Period;

                  (iii) During the Restricted Period, the Executive agrees to refrain from interfering with the employment relationship between the Company, its subsidiaries and its Affiliates and their respective employees, unions, members of the Company's Affiliate Program or other independent owner/operators by directly or indirectly soliciting or making any other contact with any of such individuals to participate in independent business ventures, and the Executive agrees to refrain from directly or indirectly soliciting business from or making any other contact with any client of the Company or any of its subsidiaries or Affiliates, or prospective client that has been solicited by the Company or any of its subsidiaries or Affiliates within three months of the date of termination; and

                  (iv) In the event of any breach of the restrictive convenants set forth in Section 8(a) hereof, the Company shall have the right, in its sole discretion, and in addition to its right of enforcement under Section 8 hereof and any other right of enforcement or recovery available to the Company at law or equity or under this Agreement, to (a) suspend or cancel the Executive's right to exercise the Executive Options (whether or not then otherwise exercisable), (b) suspend or cancel the Executive's pending right to receive an issuance of shares in settlement of any Executive


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         Option exercise, and/or (c) either (1) cancel the shares issued upon exercise of the Executive Options (with repayment, to the Executive of the full purchase price paid for such shares) or (2) require the Executive to pay to the Company in cash an amount equal to the gain realized by the Executive upon exercise of any Executive Option; provided, however, that the foregoing shall not apply to any Executive Options exercised more than six months prior to the date of termination of employment. The Company shall provide at least twenty days advance notice and opportunity to cure before exercising this right.

                  (b) Intellectual Property. During the Employment Period, the Executive will disclose to the Company all ideas, inventions, creations, business plans and other intellectual property developed by the Executive during such period which relate directly or indirectly to the Company Business, including, without limitation, any process, operation, product or improvement which may be patentable or copyrightable. The Executive agrees that such will be the property of the Company and that the Executive will, at the Company's request and cost, do whatever is necessary to secure the rights thereto by patent, copyright or otherwise to the Company. The Executive shall be prohibited from making use of or implementing any such ideas, inventions or business plans in connection with his employment with a business that is considered a competitor under Section 8(a)(i) hereof.

                  (c) Confidentiality. During the Employment Period and at all times thereafter, the Executive agrees that he will not divulge to anyone (other than the Company or any persons employed or designated by the Company) any knowledge or information of any type whatsoever of a confidential nature or any information not readily available to the public relating to the business of the Company or any of its subsidiaries or Affiliates, including, without limitation, all types of trade secrets (unless readily ascertainable from public or published information or trade sources), product design and customer and supplier information. The Executive further agrees -not to disclose, publish or make use of any such knowledge or information (other than the Company or any persons employed or designated by the Company) without the prior written, consent of the Company.

                  (d) Remedy for Breach. The parties hereto acknowledge that in addition to any remedies available to the Company at law or under this Agreement, the Executive hereby consents and agrees that the Company shall be entitled to seek a restraining order or injunction in any court of competent jurisdiction to prevent any continuation of any violation of the provisions of this Section 8 and the Executive hereby consents that such restraining order or injunction may be granted.

         SECTION 9. (INTENTIONALLY LEFT BLANK)

         SECTION 10. ENFORCEMENT.

                  It is the desire and intent of the parties hereto that the provisions of this Agreement be enforceable by a court of competent jurisdiction to the fullest extent permissible under the laws of public policies applied in each jurisdiction where enforcement is sought. If, at the time of enforcement of
Section 8 of this Agreement, a court holds that the restrictions stated herein are unreasonable under circumstances then existing, the parties hereto agree that the


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maximum period, scope or geographical area reasonable under such circumstances shall be substituted for the stated period, scope or area.

                  (a) Because the employment relationship between the Company and the Executive is unique and because the Executive has access to Confidential Information and Work Product, the parties hereto agree that money damages would be an inadequate remedy for any breach of this Agreement. Therefore, in the event of a breach or threatened breach of this Agreement, either party may, in addition to other rights and remedies existing in their favor, apply to any court of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce, or prevent any violations of, the provisions hereof (without posting a bond or other security) or, in the case of a breach by the Executive of the provisions of Section 8 hereof require the Executive to account for and pay over to the Company all compensation, profits, moneys, accruals, increments or other benefits derived or received as a result of any transactions constituting a breach of the covenants contained therein.

                  (b) The prevailing party in any legal action (including any arbitration pursuant to Section 14 arising out of or relating to this Agreement shall be entitled to its reasonable attorneys' fees and court and other costs.

         SECTION 11. JURISDICTION AND VENUE,

                  (a) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself or himself and its or his property, to the exclusive jurisdiction of any New York state court or federal court of the United States of America sitting in New York, and any appellate court presiding thereover, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment relating thereto, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York state court or, to the extent permitted by law, in any such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

                  (b) Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it or he may legally and effectively do so, any objection that it or he may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement, in any New York State or federal court sitting in New York County, New York. Each of the parties hereto irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

                  (c) The parties hereto further agree that the mailing by certified or registered mail, return receipt requested, of any process required by any such court shall constitute valid and lawful service of process against them, without the necessity for service by any other means provided by law.


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         SECTION 12. SURVIVAL.

                Notwithstanding anything contained in this Agreement to the contrary, the provisions of Sections 6, 8 and 10 hereof will survive the expiration or other termination of this Agreement until, by their terms, such provisions are no longer operative.

         SECTION 13. NOTICES.

                Notices and other communications hereunder will be in writing and will be delivered personally or sent by air courier or fast class certified or registered mail, return receipt requested and postage prepaid, addressed as follows:

         if to the Executive:         Thomas Finkbiner
                                      3081 Kline Drive
                                      Virginia Beach, VA 23452

         And if to the Company:       Quality Distribution, Inc.
                                      3802 Corporex Park Drive
                                      Tampa, Florida 33619
                                      Attention: General Counsel

         With a copy to:              Apollo Management, L.P.
                                      c/o Joshua Harris
                                      1301 Avenue of the Americas, 38th Floor
                                      New York, New York 10019

All notices and other communications given to any party hereto in accordance with the provisions of this Agreement will be deemed to have been given on the date of delivery, if personally delivered; on the business day after the date when sent, if sent by air courier; and on the third business day after the date when sent, if sent by mail, in each case addressed to such party as provided in this Section 13 or in accordance with the latest unrevoked direction from such party.

         SECTION 14. ARBITRATION.

                Except as specifically provided in Section 10 hereof, any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration, Conducted before a single arbitrator in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction. The attorney's fees and expenses of the prevailing party shall be paid by the non-prevailing party, based on a determination made by the arbitrator for this purpose as to which party is the prevailing party hereunder. Arbitrators will be selected from the American Arbitration Association's panel of arbitrators in the New York region and the location of the arbitration proceeding shall be in Hillsborough County, Florida.


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         SECTION 15. GOVERNING LAW.

                THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE DOMESTIC LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICTING PROVISION OR RULE (WHETHER OF THE STATE OF NEW YORK OR ANY OTHER JURISDICTION), THAT WOULD CAUSE THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK TO BE APPLIED. IN FURTHERANCE OF THE FOREGOING, THE INTERNAL LAW OF THE STATE OF NEW YORK WILL CONTROL THE INTERPRETATION AND CONSTRUCTION OF THIS AGREEMENT, EVEN IF UNDER SUCH JURISDICTION'S CHOICE OF LAW OR CONFLICT OF LAW ANALYSIS, THE SUBSTANTIVE LAW OF SOME OTHER JURISDICTION WOULD ORDINARILY APPLY.

         SECTION 16. WAIVER OF BREACH.

                The waiver by either party of a breach of any provision of this Agreement by the other party must be in writing and will not operate or be construed as a waiver of any subsequent breach by such other party. No course of conduct or failure or delay in enforcing the provisions of this Agreement shall effect the validity, binding effect or enforceability of this Agreement or any provisions hereof.

         SECTION 17. ENTIRE AGREEMENT: AMENDMENTS.

                This Agreement contains the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements or understandings among the parties with respect thereof. This Agreement may be amended only with the prior written consent of the Company, the Executive and Apollo Management, L.P.

         SECTION 18. HEADINGS,

                The section headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement.

         SECTION 19. SEVERABILITY.

                Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction will, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability in any jurisdiction will not invalidate or render unenforceable such provision in any other jurisdiction.

         SECTION 20. ASSIGNMENT; SUCCESSORS.

                This Agreement is personal in its nature and the parties shall not, without the consent of the other, assign or transfer his Agreement or any rights or obligations hereunder; provided, that (i) the provisions hereof will inure to the benefit of, and be binding upon, each successor of the Company, whether by merger, consolidation, transfer of all or substantially all


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

of its assets or otherwise (subject to Section 5(d)(iv) herein) and (ii) all of the Executive's rights to compensation following his death shall inure to the benefit of his heirs, estate, personal representatives or designees or other legal representatives as the case may be.


                                     ******

                IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

                                    QUALITY DISTRIBUTION, INC.



                                    -------------------------------------------
                                    Name:
                                    Title:




                                    EXECUTIVE



                                    /s/ Thomas Finkbiner
                                    -------------------------------------------
                                    Thomas Finkbiner